Exhibit (d)

April 24, 2025

Citibank, N.A. – ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), 200,000,000 American Depositary Shares (the “ADSs”) to be issued under the Amended and Restated Deposit Agreement, by and among Citibank, N.A., as Depositary, BeiGene, Ltd., a company limited by shares incorporated under the laws the Cayman Islands, to be re-domiciled in of Switzerland and to be re-named “BeOne Medicines Ltd.” upon the effectiveness of the re-domiciliation (the “Company”), and the Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) of ADSs issued thereunder, a draft copy of which is being filed as Exhibit (a)(i) to the Registration Statement (the “Deposit Agreement”). Each ADS will represent the right to receive, subject to the terms and conditions of the Deposit Agreement, the laws of the Switzerland and, if applicable, the American Depositary Receipt(s) (the “ADR(s)”) evidencing such ADS, thirteen (13) ordinary shares of the Company (the “Share(s)”).

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the Deposit Agreement has been duly executed and delivered, and the Shares have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and, if applicable, the ADR(s) evidencing the ADS(s).

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

Very truly yours,

PATTERSON BELKNAP WEBB & TYLER LLP

By:	/s/ Herman H. Raspé
A Member of the Firm